Exhibit 10.1

HOSPITALITY PROPERTIES TRUST

1995 INCENTIVE SHARE AWARD PLAN

Hospitality Properties Trust hereby amends the Hospitality Properties Trust 1995 Incentive Share Award Plan (the “Plan”) effective May 30, 2003 as follows:

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1.  The second sentence of Section IX. of the Plan is amended to substitute “May 30, 2013” for December 31, 2005.

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2.  The following shall be added after the first sentence of Section III. of the Plan:

In no event shall the number of Shares issued under the Plan together with Shares issued under the Hospitality Properties Trust 2003 Incentive Share Award Plan (the “New Plan”) exceed the lesser of (i) 3,128,791 Shares or (ii) 5% of the Company’s outstanding Shares as of May 30, 2003.  No Trustee or officer of the Company may be granted under this Plan and the New Plan together more than the lesser of (i) 625,758 Shares or (ii) 1% of the Company’s outstanding Shares as of May 30, 2003.

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3.  These amendments, or any part hereof, may be terminated at any time by action of the Board without, however, affecting the rights of a Participant or the Company as to Shares granted prior to such termination.  In the case of any such termination, and absent any further action by the Board to terminate the Plan as a whole, the Plan as it existed immediately prior to these amendments shall continue in full force and effect, together with any part of these amendments not so terminated.